Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Inducement Equity Incentive Plan of CareDx, Inc. of our report dated March 28, 2016, with respect to the financial statements of CareDx, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Redwood City, California
May 23, 2016